UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form	8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 13, 2025
NEXTDECADE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana Street, Suite 3300
Houston, Texas		77002
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (713) 574-1880
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.0001 par value	NEXT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

RG5 Financing Documents

On October 16, 2025 (the “FID Date”), Rio Grande LNG Train 5, LLC, a Delaware limited liability company (“RG5”) and an indirect subsidiary of NextDecade Corporation (“NextDecade” or the “Company”), entered into the T5 Common Terms Agreement, the T5 Equity Contribution Agreement, the T5 Collateral and Intercreditor Agreement, the T5 Credit Agreement, the Indenture and the Note Purchase Agreement, each as further described below (each, as defined below, and collectively, together with each agreement governing future Train 5 Senior Secured Debt, the “T5 Senior Secured Debt Instruments”). RG5 also entered into other related security documents described below. The Train 5 Senior Secured Debt Instruments and certain secured hedge agreements rank pari passu in respect of the collateral and in right of payments, as further described below. “T5 Senior Secured Debt” as used herein shall mean all: (a) senior loans and indebtedness incurred under the T5 Credit Agreement and the Notes issued pursuant to the Indenture and the Note Purchase Agreement; (b) Working Capital Debt; (c) Replacement Debt; (d) Relevering Debt; and (e) Supplemental Debt, each as defined and further described below. The “T5 Senior Secured Debt Holder Representatives” shall mean (and will include) the T5 Administrative Agent under the T5 Credit Agreement, the Trustee under the Indenture and any relevant representative of the holders of such T5 Senior Secured Debt under any future Senior Secured Debt Instrument.

T5 Common Terms Agreement

On the FID Date, RG5 entered into a Common Terms Agreement (the “T5 Common Terms Agreement”) with MUFG Bank, Ltd., as the T5 intercreditor agent (in such capacity, the “T5 Intercreditor Agent”). The T5 Common Terms Agreement sets out certain provisions regarding, among other things: (a) common representations and warranties of RG5; (b) common covenants of RG5; and (c) common events of default under the T5 Senior Secured Debt Instruments. Any T5 Senior Secured Debt Holder Representative will be required to accede to the T5 Common Terms Agreement.

The T5 Common Terms Agreement also provides restrictions and requirements for RG5’s incurrence of additional Train 5 Senior Secured Debt, and allows for (subject to any additional requirements under other T5 Senior Secured Debt Instruments) the incurrence of (a) working capital debt, the proceeds of which shall be permitted to be used solely for working capital purposes related to the Train 5 Project (as defined below) (the “Working Capital Debt”), (b) replacement debt, the proceeds of which, among other things, may be used to refinance the funded or unfunded commitments of existing T5 Senior Secured Debt (other than Working Capital Debt) (the “Replacement Debt”), (c) relevering debt, the proceeds of which, among other things, may be used to fund project costs, fund any reserves and to the extent outstanding, fund distributions to the T5 Pledgor (as defined below) (the “Relevering Debt”), and (d) supplemental debt, the proceeds of which, among other things, may be used to finance project costs and permitted capital improvements and for other purposes further specified in the T5 Common Terms Agreement (the “Supplemental Debt”).

T5 Collateral and Intercreditor Agreement

On the FID Date, RG5 entered into a Collateral and Intercreditor Agreement (the “T5 Collateral and Intercreditor Agreement”) with the T5 Intercreditor Agent and Mizuho Bank (USA), as the T5 collateral agent (the “T5 Collateral Agent”). The T5 Collateral and Intercreditor Agreement sets forth the intercreditor arrangements that govern the relationships among the holders of the various classes of T5 Senior Secured Debt. In addition, each class of T5 Senior Secured Debt Holders generally is subject to voting arrangements with respect to amendments, supplements, and waivers by such class. The T5 Collateral and Intercreditor Agreement also includes various provisions regarding the collateral granted to all holders of T5 Senior Secured Debt and the application of proceeds thereof prior to and upon the exercise of remedies by the holders of Senior Secured Debt. Any future Senior Secured Debt Holder Representative will be required to accede to the T5 Collateral and Intercreditor Agreement.

T5 Security Documents

Under the T5 Pledge Agreement dated as of the FID Date, between Rio Grande LNG Train 5 Holdings, LLC, a Delaware limited liability company (the “T5 Pledgor”), and the T5 Collateral Agent, the T5 Pledgor has granted a security interest in favor of the T5 Collateral Agent for the benefit of the holders of the T5 Senior Secured Debt in the limited liability company interest in RG5 held by the T5 Pledgor.

On the FID Date, RG5 also granted a security interest in favor of the T5 Collateral Agent for the benefit of the holders of the T5 Senior Secured Debt, in substantially all of RG5’s real and personal property, including RG5’s proportionate equity interests in the subsidiaries of Rio Grande LNG, LLC (“RGLNG”) that RG5 will acquire at the project completion date of the Train 5 Project, pursuant to a security agreement and a deed of trust.

T5 Accounts Agreement

On the FID Date, RG5 entered into an Accounts Agreement (the “T5 Accounts Agreement”) with the T5 Collateral Agent, and JPMorgan Chase Bank, N.A., as the T5 accounts bank. Prior to the project completion date, the T5 Accounts Agreement provides for the funding of engineering, procurement and construction (“EPC”) and other costs in respect of the fifth liquefaction train and related common facilities (the “Train 5 Project”) of the multi-plant integrated natural gas and liquefaction and liquefied natural gas (“LNG”) export terminal facility located at the Port of Brownsville in southern Texas (the “Rio Grande Facility”) through a customary construction account. Following the project completion date, RG5’s revenues will be applied according to a customary waterfall under the T5 Accounts Agreement.

T5 Credit Agreement

On the FID Date, RG5 entered into a Credit Agreement (the “T5 Credit Agreement”) by and among RG5, as borrower, MUFG Bank, Ltd., as the administrative agent (in such capacity, the “T5 Administrative Agent”), the T5 Collateral Agent, in its capacity as the collateral agent, and the senior lenders party thereto. The T5 Credit Agreement provides for a construction/term loan facility (the “T5 Construction/Term Loans”) in an amount up to $3.589 billion available to RG5 solely to partially finance the design, engineering, development, procurement, construction, installation, testing, completion, ownership, operation and maintenance of the Train 5 Project and to pay certain fees and expenses associated with the T5 Credit Agreement and the loans made thereunder.

The principal of the T5 Construction/Term Loans is repayable in quarterly installments payable each March 31, June 30, September 30, and December 31, beginning on the first such quarterly payment date to occur on or after the date that is ninety days following the project completion date (the “Initial Principal Payment Date”). RG5 may make borrowings based on SOFR plus the applicable margin (2.00%) or the base rate plus the applicable margin (1.00%); provided, that, such applicable margin will be decreased to (a) 1.875% for SOFR and 0.875% for base rate during any period when the T5 Construction/Term Loan is rated “Baa2” by Moody’s or “BBB” by S&P or Fitch, and (b) 1.75% for SOFR and 0.75% for base rate during any period when the T5 Construction/Term Loan is rated “Baa1” by Moody’s or “BBB+” by S&P or Fitch. RG5 is also required to pay commitment fees on the undrawn amounts of the T5 Construction/Term Loans.

The T5 Credit Agreement includes certain covenants and events of default that are supplemental to the covenants and events of default set forth in the T5 Common Terms Agreement and that are customary for project financing facilities of this type. The T5 Credit Agreement includes a requirement that interest rates for a minimum of 75% of the projected principal amount of T5 Senior Secured Debt outstanding and a maximum of 110% of the projected principal amount of T5 Senior Secured Debt be hedged or have fixed interest rates. In addition, certain covenants and events of default in the T5 Credit Agreement are more restrictive than the corresponding covenants and events of default in the T5 Common Terms Agreement, including covenants limiting RG5’s ability to incur additional indebtedness, make certain investments or pay dividends (which are subject to customary conditions set out in the T5 Credit Agreement and certain related financing documents) or distributions on equity interests or subordinated indebtedness or purchase, redeem, or retire equity interests, sell or transfer assets, incur liens, dissolve, liquidate, consolidate, merge, sell, or lease all or substantially all of RG5’s assets or enter into certain LNG sales contracts. The T5 Credit Agreement includes a requirement for RG5 to maintain a historical debt service coverage ratio of at least 1.10:1.00 at the end of each fiscal quarter starting from the Initial Principal Payment Date, a default of which may, in certain circumstances, be cured with equity contributions.

The T5 Credit Agreement provides for mandatory prepayments under customary circumstances, including mandatory prepayments with the proceeds of certain insurance payments and condemnation awards, upon receipt of certain proceeds from asset sales, upon receipt of performance liquidated damages under certain construction contracts, or upon termination of certain LNG sale and purchase agreements.

Upon an event of default under the T5 Credit Agreement (and after all applicable cure periods have elapsed), the T5 Administrative Agent may, or upon the direction of the required lenders will, accelerate all or any portion of the senior loans and other obligations due and payable under the T5 Credit Agreement or terminate all outstanding loan commitments under the T5 Credit Agreement, and, with respect to letters of credit outstanding at the time of such event of default, require RG5 to cash collateralize such letters of credit. Such acceleration or termination is automatic following an event of default under the T5 Credit Agreement relating to bankruptcy or insolvency.

T5 Indenture

On the FID Date, RG5 entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with the purchasers named therein (the “Purchasers”), to issue and sell to the Purchasers $500 million aggregate principal amount of its 6.56% Senior Secured Notes due 2050 (the “Notes”). The Notes will be issued at par and will be issued on an installment basis on each of December 28, 2025, April 1, 2026, July 1, 2026 and October 1, 2026 (each, an “Issuance

Date”). The Notes will be issued pursuant to the indenture, dated as of the FID Date (the “Indenture”), between RG5 and Wilmington Trust, National Association, as Trustee under the Indenture (the “Trustee”).

The sale of the Notes was not registered under the Securities Act of 1933 (the “Securities Act”), and the Notes were sold in a private placement in reliance on Section 4(a)(2) of the Securities Act. The Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

Under the terms of the Indenture, the Notes will be amortized over a period of 20 years beginning September 30, 3031, with a final maturity on September 30, 2050. The Notes will accrue interest from their respective Issuance Date at a rate equal to 6.56% per annum on the outstanding principal amount, with such interest payable semi-annually, in cash in arrears, on March 30 and September 30 of each year, beginning on March 30, 2026 (or the next succeeding business day) with respect to the first tranche of Notes.

The Notes are senior secured obligations of RG5 and rank senior in right of payment to any and all of RG5’s future indebtedness that is subordinated in right of payment to the Notes and pari passu with all of RG5’s existing and future indebtedness (including all obligations under the other T5 Senior Secured Debt Instruments) that is senior and secured by the same collateral securing the Notes. The Notes are effectively senior to all of RG5’s senior indebtedness that is unsecured to the extent of the value of the assets constituting the collateral securing the Notes.

At any time or from time to time prior to June 30, 2050, RG5 may redeem all or a part of the Notes, at a redemption price equal to the “make-whole” price set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. RG5 also may, at any time on or after June 30, 2050, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

The Indenture also contains customary terms and events of default and certain covenants that, among other things, limit RG5’s ability to incur additional indebtedness, make certain investments or pay dividends or distributions on equity interests or subordinated indebtedness or purchase, redeem, or retire equity interests, sell or transfer assets, incur liens, dissolve, liquidate, consolidate, merge, or sell or lease all or substantially all of RG5’s assets. The Indenture further requires RG5 to submit certain reports and information to the Trustee and holders of the Notes, maintain certain LNG offtake agreements, and maintain a debt service coverage ratio of at least 1.10:1.00 at the end of each fiscal quarter starting from the Initial Principal Payment Date. With respect to certain events, including a change of control event and receipt of certain proceeds from asset sales, events of loss or liquidated damages, the Indenture requires RG5 to make an offer to repurchase the Notes at 101% (with respect to a change of control event) or par (with respect to each other event), in each case on the terms specified in the Indenture. The Indenture covenants are subject to a number of important limitations and exceptions, including the terms and covenants contained in the T5 Common Terms Agreement.

FinCo and Super FinCo Facilities

FinCo Credit Agreement

On the FID Date, Rio Grande LNG Phase 1 FinCo, LLC (“Phase 1 FinCo”) and Rio Grande LNG Phase 2 FinCo, LLC (“Phase 2 FinCo” and together with Phase 1 FinCo, the “FinCo Borrowers”), each a Delaware limited liability company and an indirect subsidiary of the Company, entered into an Amended and Restated Credit Agreement (the “A&R FinCo Credit Agreement”) by and among the FinCo Borrowers, as borrowers, MUFG Bank, Ltd., as the administrative agent (in such capacity, the “FinCo Administrative Agent”), HSBC USA Bank, N.A., as the collateral agent (the “FinCo Collateral Agent”), and the senior lenders party thereto. As amended and restated, the A&R FinCo Credit Agreement provides for a loan and letter of credit facility (the “FinCo Facility”) in an amount up to $1.463 billion available to the FinCo Borrowers, with a letter of credit sublimit of approximately $1.192 billion, to be used to fund equity contributions by the ND Member (as defined below) to the T4 JVCo and the T5 JVCo for further contribution to RG4 and RG5, respectively, to finance interest during construction and certain fees and expenses associated with the FinCo Credit Agreement and the loans made and letters of credit issued thereunder, and to fund the debt service reserve account relating thereto, up to an amount equal to six months of scheduled debt service. Letters of credit may be issued under the FinCo Facility for the purpose of supporting ND Member’s obligations to make equity contributions to T4 JVCo and T5 JVCo.
Phase 1 FinCo indirectly owns the membership interests in Rio Grande LNG Intermediate Super Holdings, LLC (the “ND Phase 1 Member”), which holds NextDecade’s equity interests in the joint venture entity that owns the first three trains of the Rio Grande Facility (“Phase 1 JVCo”). Phase 2 FinCo owns the membership interests in Rio Grande LNG Phase 2 Intermediate Super Holdings, LLC (the “ND Member”), which holds NextDecade’s retained equity interests in (i) Rio Grande LNG Train 4 Intermediate Holdings, LLC (“T4 JVCo”), the joint venture entity that indirectly wholly owns RG4, which will own the fourth liquefaction train of the Rio Grande Facility, and (ii) Rio Grande LNG Train 5

Intermediate Holdings, LLC (“T5 JVCo”), the joint venture entity that indirectly wholly owns RG5, which will own the fifth liquefaction train of the Rio Grande Facility.

The FinCo Facility will be available to the FinCo Borrowers for loans and letters of credit on and after the date on which the FinCo Borrowers deliver notice to the FinCo Intercreditor Agent confirming the issuance by FERC of a remand order maintaining the Section 3 authorization of the Rio Grande Facility and the earliest to occur of (a) expiration of the 30-day rehearing period with FERC without any requests for rehearing, (b) denial of any rehearing requests by operation of law, which occurs automatically if FERC does not respond to a request for rehearing within 30 days of such request for rehearing, or (c) issuance of an order from FERC denying any rehearing request (such earliest date, the “Remand Satisfaction Date”). The remand order was issued by FERC on August 29, 2025, and thereafter petitioners made a request for rehearing on September 29, 2025. We currently expect the Remand Satisfaction Date to occur, and the FinCo Facility to be initially available to the FinCo Borrowers, on or around October 29, 2025.

The FinCo Facility will mature on the fifth anniversary of the FID Date; provided, that the FinCo Borrowers may elect to extend the maturity date by a year at any time within the 90-day period prior to the fifth anniversary of the FID Date. The FinCo Borrowers may make borrowings based on SOFR plus the applicable margin (3.50%) or the base rate plus the applicable margin (2.50%). The FinCo Borrower are also required to pay commitment fees on the undrawn amounts of the FinCo Facility and letter of credit fees on outstanding, undrawn letters of credit.

The A&R FinCo Credit Agreement includes certain covenants and events of default that are customary for financing facilities of this type, including a requirement that interest rates for a minimum of 90% of the projected principal amount of the FinCo Facility outstanding and a maximum of 100% of the projected principal amount of the FinCo Facility be hedged or have fixed interest rates. In addition, the A&R FinCo Credit Agreement contains covenants limiting the ability of the FinCo Borrowers to incur additional indebtedness, make certain investments or pay dividends (which are subject to customary conditions set out in the A&R FinCo Credit Agreement and certain related financing documents) or distributions on equity interests or subordinated indebtedness or purchase, redeem, or retire equity interests, sell or transfer assets, incur liens, dissolve, liquidate, consolidate, merge, sell, or lease all or substantially all of the assets of the FinCo Borrowers. The A&R FinCo Credit Agreement includes a requirement for the FinCo Borrowers to maintain a stand-alone debt service coverage ratio of at least 1.10:1.00 at the end of each fiscal quarter starting from the first quarterly payment date to occur on or after the date that is ninety days following the Train 5 project completion date, a default of which may, in certain circumstances, be cured with equity contributions.

The A&R FinCo Credit Agreement provides for mandatory prepayments with the proceeds of certain asset sales and sales of membership interests owned by subsidiaries of the FinCo Borrowers in the Phase 1 JVCo, T4 JVCo or T5 JVCo. In addition, the A&R FinCo Credit Agreement contains a quarterly excess cash flow sweep equal to (i) 100% of excess cash flow until prepayments or cancellation of commitments equal 25% of the FinCo Facility principal amount, (ii) 75% of excess cash flow until prepayments or cancellation of commitments equal 50% of the FinCo Facility principal amount, and (iii) 50% of excess cash flow thereafter.

In connection with entering into the A&R FinCo Credit Agreement, under an amended and restated pledge agreement dated as of the FID Date, by and among Rio Grande LNG Phase 1 FinCo Holdings, LLC, a Delaware limited liability company (the “Phase 1 FinCo Pledgor”), Rio Grande LNG Phase 2 FinCo Holdings, LLC, a Delaware limited liability company (the “Phase 2 FinCo Pledgor” and together with the Phase 1 FinCo Pledgor, the “FinCo Pledgors”) and the FinCo Collateral Agent, the FinCo Pledgors granted a security interest in favor of the FinCo Collateral Agent for the benefit of the lenders of the FinCo Facility in the limited liability company interests in the FinCo Borrowers held by the respective FinCo Pledgor.

On the FID Date, the FinCo Borrowers also granted a security interest in favor of the FinCo Collateral Agent, for the benefit of the lenders of the FinCo Facility, in substantially all of the FinCo Borrowers’ real and personal property, including their respective equity interests in the ND Phase 1 Member and the ND Member, pursuant to an amended and restated security agreement and deed of trust.

Super FinCo Credit Agreement

On the FID Date, Rio Grande LNG Phase 1 Super FinCo, LLC (“Phase 1 Super FinCo”) and Rio Grande LNG Phase 2 Super FinCo, LLC (“Phase 2 Super FinCo” and together with Phase 1 Super FinCo, the “SF Borrowers”), each a Delaware limited liability company and an indirect subsidiary of the Company, entered into an amendment (the “SF Amendment”) to that certain Credit Agreement (such Credit Agreement, as amended, the “SF Credit Agreement”), dated as of September 9, 2025 (the “Train 4 FID Date”), by and among the SF Borrowers, as borrowers, Global Loan Agency Services, as the administrative agent and collateral agent (the “SF Administrative Agent” or “SF Collateral Agent”, as applicable) and the financial institutions party thereto, including an affiliate of Global Infrastructure Partners, as lenders (the “SF Lenders”). The SF Borrowers are the respective direct parents of the FinCo Pledgors.

The SF Amendment provides for an additional $600 million term loan (the “Series B Loan”) to the SF Borrowers to be used to fund equity contributions through their subsidiaries to the ND Member to the T5 JVCo for further contribution to RG5 for the development of the Train 5 Project and certain other uses required or permitted by the T5 Senior Secured Debt Instruments. The Series B Loan and the original $600 million term loan extended on September 9, 2025 (the “Series A Loan”) are pari passu and will be consolidated into a single tranche of loans, with an aggregate original principal amount of $1,200 million, on October 31, 2025 (the “SF Loan”).

The SF Loan matures on the earlier of (a) September 9, 2033, which is the eighth anniversary of the Train 4 FID Date and (b) the 85th day prior to the maturity date of the FinCo Facility, as extended or refinanced. Interest will accrue on the SF Loan from the FID Date at a fixed rate of 13.0% per annum, and will be paid quarterly on each April 30, July 31, October 31, and January 31. The Super FinCo Borrowers may elect to fully pay interest in kind until the first anniversary of the completion of the fourth liquefaction train and related common facilities (the “Train 4 Project”) and thereafter may elect to pay interest in kind with respect to up to 50% of each such interest payment date thereafter.

Prior to the fifth anniversary of the Train 4 FID Date, the Super FinCo Borrowers may prepay the SF Loan at a redemption price equal to 100% of the principal amount plus an applicable make whole premium and accrued and unpaid interest to the prepayment date. On and after the fifth anniversary of the Train 4 FID Date, the Super FinCo Borrowers may prepay the SF Loan at par, plus accrued and unpaid interest to the prepayment date. The SF Credit Agreement provides for mandatory prepayments with the proceeds of certain insurance payments and condemnation awards, asset sales, performance liquidated damages under certain construction contracts, termination of certain LNG sale and purchase agreements and the proceeds of certain distributions received by the SF Borrowers from their subsidiaries.

The SF Credit Agreement includes covenants that, among other things, limit the ability of the Super FinCo Borrowers to incur additional indebtedness, make certain investments or pay dividends or distributions on equity interests or subordinated indebtedness or purchase, redeem, or retire equity interests, sell or transfer assets, incur liens or dissolve, liquidate, consolidate, merge. In addition, NextDecade LNG, LLC, a direct subsidiary of the Company and the indirect parent of the Super FinCo Borrowers (“ND LLC”), has agreed that it will fund a capital contribution to ND Phase 1 Member or ND Member, as applicable, for their respective proportionate share of any overrun capital contributions that become necessary to complete the Phase 1 Project, Train 4 Project or the Train 5 Project and certain operational expenses of the FinCo Borrowers, FinCo Pledgors or SF Borrowers.

Under a Pledge Agreement dated as of the Train 4 FID Date by and among Rio Grande LNG Phase 1 Super FinCo Holdings, LLC (“Phase 1 SF Pledgor”), Rio Grande LNG Phase 2 Super FinCo Holdings, LLC (“Phase 2 SF Pledgor” and with Phase 1 SF Pledgor, the “SF Pledgors”) and the SF Collateral Agent, the SF Pledgors granted a security interest in favor of the SF Collateral Agent for the benefit of the secured parties in the respective equity interests they hold in the SF Borrowers. On the Train 4 FID Date, pursuant to a Security Agreement among the SF Borrowers and the SF Collateral Agent, the SF Borrowers granted a security interest in favor of the SF Collateral Agent for the benefit of the secured parties in substantially all of their personal property, including their respective membership interests in the FinCo Pledgors.

Train 5 Joint Venture Agreement

On the FID Date, the ND Member entered into that certain amended and restated limited liability company agreement of Train 5 JVCo (“Train 5 JV Agreement”) with GIP V Velocity Aggregator T5, L.P., a Delaware limited partnership (the “Financial Investor Member” and, collectively with the ND Member, the “JV Members”), and, solely for the purposes set forth therein, the financial investors that own the interests of the Financial Investor Member.

Except for the Member Reserved Matters (as defined below), the affairs of Train 5 JVCo will otherwise be managed by a board of managers (the “Train 5 JVCo Board”). The Train 5 JVCo Board will be composed of up to four managers appointed by the ND Member (the “Class A Managers”), and managers appointed by members holding a minimum percentage of the Class B limited liability company interests in Train 5 JVCo (the “Class B Managers”). Approval of any matter by the Train 5 JVCo Board will require the consent of a majority of the Class A Managers voting on the matter and Class B Managers representing a majority of the Class B limited liability company interests in Train 5 JVCo for such matter, as applicable; provided that (i) certain specified “qualified matters,” “supermajority matters,” and “unanimous matters” are reserved to the approval of the members of Train 5 JVCo (the “Member Reserved Matters”) holding a requisite percentage of the applicable classes of limited liability company interests in Train 5 JVCo, and (ii) related party transactions will be subject to approval in accordance with the procedures specified in the Train 5 JV Agreement.

The Train 5 JV Agreement provides for the JV Members to make capital contributions to fund a portion of the Train 5 Project. Pursuant to the Train 5 JV Agreement, the ND Member will have a 50% equity interest in Train 5 JVCo, with its economic interest increasing to 70% upon the achievement by Financial Investor Member of certain returns on its investment in the Train 5 Project. The JV Members have committed to fund, under the Train 5 JV Agreement, an aggregate of approximately $2.571 billion of equity contributions to the Train 4 Project, of which ND Member’s proportionate 50% share is approximately $1.285 billion. ND Member will fund its equity contributions with proceeds of the SF Loan, borrowings under the FinCo Facility and cash on hand.

The Train 5 JV Agreement contains certain restrictions on the ability of the members to transfer their membership interests and other rights and obligations of the members of Train 5 JVCo in their capacity as such.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in the sections labeled “RG5 Financing Documents” and “FinCo and Super FinCo Facilities” in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Accounting Officer

On October 13, 2025, the Board of Directors of the Company appointed Luke Boylston, who has been serving as the Company’s interim principal accounting officer since March 2025, as the Chief Accounting Officer of the Company, effective immediately. Mr. Boylston, age 36, joined the Company as Senior Director and Controller in October 2023. Prior to joining the Company, Mr. Boylston served as Chief Accounting Officer of Battle Motors, Inc. from October 2022 until October 2023 and as Financial Controller for TotalEnergies Gas & Power North America from September 2021 to October 2022. Before his time at TotalEnergies, Mr. Boylston spent five years in roles of increasing responsibility with the financial reporting department at Tellurian Inc., culminating in the position of Controller. Mr. Boylston began his career in the audit practice of Ernst & Young, LLP. Mr. Boylston holds a Bachelor of Business Administration degree in Accounting from Texas Tech University, a Master of Science degree in Accountancy from the University of Houston and a Master of Business Administration degree from Rice University. He is a Certified Public Accountant in Texas. In connection with Mr. Boylston’s permanent appointment and in recognition of his service to date, the Company made an award to Mr. Boylston of 150,000 restricted stock units (“RSUs”), each of which entitles him, upon vesting, to receive one share of the Company’s common stock, with one-third of such RSUs vesting on the successive anniversaries of the grant date.

Mr. Boylston's appointment was not made pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Boylston and any director or other executive officer of the Company. Mr. Boylston has no direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Transition Agreement with Chief Financial Officer

On October 16, 2025, the Company entered into a Transition Agreement with Brent Wahl, the Company’s outgoing Chief Financial Officer, whose resignation from the Company will be effective October 20, 2025. Pursuant to the Transition Agreement, Mr. Wahl has agreed to serve as a consultant to the Company through December 31, 2025 to aid in the transition of responsibilities as the Company may request. Under the Transition Agreement, 74,503 RSUs, which form a part of a milestone award Mr. Wahl previously received and that became earned to Mr. Wahl on the FID Date, will remain outstanding and vest ratably in accordance with the terms of the related grant agreement on the first and second anniversary of the FID Date. Mr. Wahl will remain subject to confidentiality, non-solicitation and similar covenants pursuant to the terms of such grant agreement through the applicable vesting dates.
Item 7.01 Regulation FD Disclosure.

The information in this Item 7.01 of this Current Report is being furnished pursuant to Item 7.01 of Form 8-K and, according to general instruction B.2. thereunder, the information in this Item 7.01 of this Current Report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act or the Exchange Act.

On the FID Date, NextDecade issued a press release regarding NextDecade’s positive final investment decision of the Train 5 Project and the transactions described above under Item 1.01 of this Current Report. A copy of the press release is attached hereto as Exhibit 99.1.

On the FID Date, NextDecade posted an updated corporate investor presentation on its website at www.next-decade.com.

Item 8.01 Other Events.

Subscription Agreements

On October 15, 2025, NextDecade, through its wholly owned subsidiaries NextDecade LNG, LLC (the “Sponsor”), ND Member and Train 5 JVCo, entered into a subscription agreement (the “Investor Subscription Agreement”) with the Financial Investor Member, and solely for the purposes set forth therein, with GIP V Velocity Acquisition Partners T5, L.P., a Delaware limited partnership (“GIP Acquisition Partners”), and GIM Participation Velocity, L.P., a Delaware limited partnership (“GIM” and, together with GIP Acquisition Partners, the “GIP Member Owner”), Devonshire Investment Pte. Ltd., a Singapore private company (the “GIC Member Owner”) and MIC TI Holding Company 2 RSC Limited, an ADGM Restricted Scope Company (the “MIC Member Owner” and together with the GIP Member Owner and the GIC Member Owner, the “Financial Investor Member Owners”), whereby the Financial Investor Member agreed to provide its equity commitment referenced in Item 1.01 under the heading “Train 5 Joint Venture Agreement” to finance the development of the fifth liquefaction train of the Rio Grande LNG Facility and associated common facilities (the “Train 5 Project”) in exchange for the issuance of its Class B limited liability company interests of the Train 5 JVCo described above. Also on October 15, 2025, NextDecade, through Sponsor, together with the ND Member and Train 5 JVCo, entered into a subscription agreement (the “ND Subscription Agreement” and together with the Investor Subscription Agreement, the “Subscription Agreements”) whereby ND Member agreed to provide its equity commitment referenced in Item 1.01 under the heading “Train 5 Joint Venture Agreement” to finance the Train 5 Project in exchange for the issuance of its Class A limited liability company interests in the Train 5 JVCo.

Term Sheet to Amend Corporate Credit Agreement

Rio Grande LNG Super Holdings, LLC (“Super Holdings”), a wholly-owned subsidiary of the Company and the indirect parent of Phase 1 Super FinCo, previously entered into a credit agreement (the “Corporate Credit Agreement”) that provides for a $225 million senior secured loan. The Corporate Credit Agreement permits subsidiaries of Super Holdings to incur indebtedness to fund project-level equity in support of the construction of the fourth and fifth liquefaction trains of the Rio Grande LNG Facility, subject to the terms and conditions provided therein, including that Super Holdings make an offer to prepay the Corporate Credit Agreement in full at par plus accrued and unpaid interest if the lenders thereunder (the “Corporate Lenders”) or their eligible assignees did not participate in such financing.

On October 15, 2025, Super Holdings, the Sponsor and the Company executed a term sheet with the Corporate Lenders, which term sheet provides for a summary of the terms and conditions for an amendment of the Corporate Credit Agreement to: (i) include a $100 million exchangeable loan from the Corporate Lenders, representing $50 million of new money and the recharacterization of $50 million of outstanding principal under the Corporate Credit Agreement (the “Exchangeable Loan”), (ii) increase the interest rate to 13.5% from the current 12% to the outstanding principal under the Corporate Credit Agreement, (iii) extend the collateral for the Corporate Credit Agreement to include the membership interests of Phase 2 SF Pledgor, and (iv) a delay of the obligation to offer to prepay the Corporate Credit Agreement during the negotiation period for the transactions described in clauses (i) through (iii) and, if consummated, the termination of such prepayment offer obligation. Interest on the Exchangeable Loan would bear interest at 8% per annum, paid in cash or in kind at the Company’s election. The Exchangeable Loan would mature on the fifth anniversary of closing. The principal of the Exchangeable Loan, and any amounts of interest paid-in-kind, would be exchangeable into shares of Company common stock at $9.50 per share at the election of the Corporate Lender exercising exchange rights in respect of the Exchangeable Loan.

The Company currently expects to close the transactions contemplated by the term sheet during the fourth quarter of 2025. The closing of the transactions contemplated by the term sheet is subject to finalizing definitive documentation and customary closing conditions, and the Company can provide no assurance that it will successfully agree on definitive documentation and close the transactions contemplated by the term sheet or in respect of the timing to complete any such transaction.

Reimbursement and Services Fees

In connection with the closing of the transactions described in this Current Report on Form 8-K, RG5 paid ND LLC, which is the entity that manages the construction, commissioning and operation of the Rio Grande Facility on behalf of RGLNG, RG4, RG5 and any other liquefaction train owner, approximately $117 million, representing a $17 million reimbursement of development costs of the Train 5 Project incurred by the Company prior to the FID Date and a $100 million fee for the services to be rendered by ND LLC. The reimbursement and services fee amounts are included in the total estimated project cost of the Train 5 Project. The Company expects to use these amounts to fund a portion of its equity commitment in respect of the Train 5 Project and for development expenses, general and administrative expenses and other general corporate purposes.

T5 Equity Contribution Agreement

On the FID Date, RG5, the T5 Pledgor, the T5 Collateral Agent, and the T5 Intercreditor Agent entered into an Equity Contribution Agreement (the “T5 Equity Contribution Agreement”), pursuant to which the T5 Pledgor has agreed to make equity contributions to fund project costs of the Train 5 Project. The obligations of the T5 Pledgor under the T5 Equity Contribution Agreement will be at all times backstopped by any one or a combination of a guaranty from an acceptable guarantor or acceptable investment fund entity, a letter of credit from a commercial bank, or cash collateral, in each case, subject to requirements set forth in the T5 Equity Contribution Agreement.

Final Investment Decision; Bechtel Notice to Proceed

In connection with the consummation of the transactions referred to in this Current Report, the board of directors of NextDecade approved a final investment decision with respect to the investment in the development, construction and operation of the Train 5 Project and issued a final notice to proceed to Bechtel Energy Inc. under the EPC agreement for the Train 5 Project. The final EPC lump-sum contract pricing for the Train 5 Project is approximately $4.36 billion at the FID Date, and total project costs, including EPC costs, owner’s cost, contingencies and financing and other costs, are estimated to be approximately $6.66 billion. The commercial operation date for the Train 5 Project is expected to occur in the first half of 2031.

Forward-Looking Statements

This Current Report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are intended to be covered by the “safe harbor” created by those sections. Such forward-looking statements include, but may not be limited to, statements regarding the cost and timeline to completion of the Train 5 Project, intended sources and uses for completion of the Train 5 Project, cash distributions available to NextDecade and its subsidiaries, funding of capital contributions by NextDecade and its subsidiaries, the completion of corporate financing transactions or any future financing activity in support of the foregoing. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, these forward-looking statements are based on management’s current beliefs, expectations and assumptions and are subject to risks and uncertainties. Considering these risks, uncertainties and assumptions, the forward-looking statements regarding future events and circumstances discussed in this Current Report may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements included in this report speak only as of the date hereof and, except as required by law, NextDecade undertakes no obligation to update publicly or privately any forward-looking statements, whether written or oral, for any reason after the date of this report to conform these statements to new information, actual results or to changes in its expectations.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated October 16, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 16, 2025

NEXTDECADE CORPORATION

By:	/s/ Vera de Gyarfas
Name: Vera de Gyarfas
Title: General Counsel